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                                                                     EXHIBIT 5.1

                        [CENDANT CORPORATION LETTERHEAD]

                                         July 24, 2001

Cendant Corporation
9 West 57th Street
New York, NY  10019

     Re:  Cendant Corporation Registration Statement on
          Form S-4 (Registration No. 333-64738)
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          I am Senior Vice President-Law of Cendant Corporation, a Delaware
corporation ("Cendant").

          This opinion is being furnished in connection with the Registration Statement on Form S-4 (Registration No. 333-64738) (the "Registration Statement") filed by Cendant on July 6, 2001 with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act").

          The Registration Statement relates to the proposed issuance by Cendant of up to 141,000,000 shares of Cendant common stock, par value $.01 per share (the "Common Stock"), designated CD common stock, pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 15, 2001, by and among Cendant, Galileo International, Inc., a Delaware corporation ("Galileo"), and Galaxy Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Cendant (the "Merger Sub").

          The Merger Agreement provides for the merger (the "Merger") of Merger Sub with and into Galileo, with Galileo continuing as the surviving corporation. The Registration Statement includes a proxy statement-prospectus (the "Proxy Statement-Prospectus") to be furnished to stockholders of Galileo in connection with their approval of the Merger.

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of the Regulation S-K under the Securities Act. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement attached as Annex A to the Registration Statement.

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          In connection with rendering this opinion, I have examined and am familiar with the originals or copies, certified or otherwise identified to my satisfaction, of the following documents: (i) the Registration Statement (including the Proxy Statement-Prospectus); (ii) the Amended and Restated Certificate of Incorporation of Cendant, as amended to the date hereof; (iii) the By-laws of Cendant, as amended to the date hereof; (iv) the Merger Agreement; (v) resolutions of the Board of Directors of Cendant relating to the transactions contemplated by the Merger Agreement and Registration Statement;
(vi) specimen certificates of the Common Stock; and (vii) such other certificates, instruments and documents as I considered necessary or appropriate for the purposes of this opinion.

          In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to be as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than Cendant and Merger Sub, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material the opinion expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of Cendant and others.

          For purposes of this opinion, I have assumed that prior to the issuance of any of the shares of Common Stock: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act, (ii) the Company Stockholder Approval shall have been obtained at the Stockholders Meeting; (iii) a Certificate of Merger will have been duly filed with the Secretary of State of the State of Delaware; and (iv) the certificates representing the shares of Common Stock will have been duly executed by an authorized officer of the transfer agent for the Common Stock and will have been registered by the registrar for the Common Stock and will conform to the specimen thereof examined by me.

          I am admitted to the Bars of the State of New York and New Jersey, and I do not express any opinion as to the law of any jurisdiction except for the General Corporation Law of the State of Delaware.

          Based upon and subject to the foregoing, I am of the opinion that the shares of Common Stock, when issued in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

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          I hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the references to my name under the caption "Legal Matters" in the Proxy Statement-Prospectus forming a part of the Registration Statement. In giving this consent, however, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

                                            Very truly yours,

                                            /s/ Eric J. Bock

                                            Eric J. Bock, Esquire

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